Exhibit 10.1


                            AMENDMENT AGREEMENT NO. 1


      AMENDMENT AGREEMENT NO. 1 (this "Agreement") dated as of July 30, 2002 to the CREDIT AGREEMENT, dated as of May 31, 2002, (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among WIRE ONE TECHNOLOGIES, INC. (the "Borrower"), the lenders named therein (the "Lenders") and JPMORGAN CHASE BANK, as administrative agent for the Lenders (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      WHEREAS, the Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement.

      NOW, THEREFORE, the parties agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

SECTION 1.1 The definition of "Availability Block" in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Availability Block" means (i) $4,000,000, or (ii) if at any time (A) the Leverage Ratio is less than or equal to 4.00:1.00 for two consecutive fiscal quarters (and based on projections satisfactory to the Lenders, the Leverage Ratio will be less than or equal to 4.00:1.00 for the subsequent consecutive four fiscal quarters) and (B) the Fixed Charge Coverage Ratio is equal to or greater than 1.25:1.00 for two consecutive fiscal quarters (and based on projections satisfactory to the Lenders, the Fixed Charge Coverage Ratio will be equal to or greater than 1.25:1.00 for the subsequent consecutive four fiscal quarters), $2,500,000.

SECTION 1.2 Section 5.04 of the Credit Agreement is hereby amended by deleting, in its entirety, clause (y) thereof, and substituting, in lieu thereof, the following:

            "(y) shall have the right to retain an inventory appraiser to appraise the inventory Collateral at any time and from time to time upon notice to the Borrower."

SECTION 1.3 Section 6.09 of the Credit Agreement is hereby amended by deleting, in its entirety, the chart appearing in such section and substituting, in lieu thereof, the following:

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         Period                                                 Amount
         ------                                                 ------

         For the fiscal year ending
         December 31, 2002                                    $4,500,000

         For the fiscal year ending
         December 31, 2003 and in each
         fiscal year thereafter                               $3,000,000

SECTION 1.4 Section 6.10 of the Credit Agreement is hereby deleted in its entirety.

SECTION 1.5 Section 6.11 of the Credit Agreement is hereby deleted in its entirety.

SECTION 1.6 Section 6.12 of the Credit Agreement is hereby amended by deleting, in its entirety, the chart appearing in such section and substituting, in lieu thereof, the following:

         Period                                            Amount
         ------                                            ------

Three fiscal quarters ending                           ($4,250,000)
September 30, 2002
Four fiscal quarters ending                            ($4,250,000)
December 31, 2002
Four fiscal quarters ending                            ($3,750,000)
March 31, 2003
Four fiscal quarters ending                            ($2,000,000)
June 30, 2003
Four fiscal quarters ending                            ($  750,000)
September 30, 2003
Four fiscal quarters ending                            $   400,000
December 31, 2003
Four fiscal quarters ending                            $ 1,000,000
March 31, 2004
Four fiscal quarters ending                            $ 2,250,000
June 30, 2004

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         Period                                            Amount
         ------                                            ------

Four fiscal quarters ending                            $ 3,500,000
September 30, 2004

Four fiscal quarters ending                             $5,000,000
December 31, 2004 and each
four fiscal quarters thereafter

SECTION 2. CONFIRMATION OF FINANCING DOCUMENTS

SECTION 2.1 The Borrower, by its execution and delivery of this Agreement, irrevocably and unconditionally ratifies and confirms in favor of the Administrative Agent that the Financing Documents shall continue in full force and effect in accordance with their terms.

SECTION 3. COVENANTS

SECTION 3.1 The Borrower will furnish to the Administrative Agent within 20 days after the end of each fiscal month, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal month, together with the related consolidated statement of income for such fiscal month and the related consolidated statement of cash flows at the end of such fiscal month, in each case certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial position and results of operations and cash flow of the Borrower and its Subsidiaries in accordance with GAAP. In the event that the Borrower does not complete the preparation of the financial statements for any such fiscal month pursuant to this Section 3.1, the Borrower will furnish to the Administrative Agent within 20 days after the end of such fiscal month, flash reports satisfactory to the Administrative Agent. Failure to comply with this reporting requirement shall constitute an Event of Default.

SECTION 4. CONDITIONS PRECEDENT

      This Agreement shall become effective upon the execution and delivery of counterparts hereof by the Borrower, the Administrative Agent and the Lenders and the fulfillment of the following conditions:

SECTION 4.1 All legal matters in connection with this Agreement shall be satisfactory to the Administrative Agent, the Lenders and their respective counsel in their sole discretion.

SECTION 4.2 Kaye Scholer LLP, counsel to the Administrative Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the date hereof and all legal fees charged, and all costs and expenses incurred, by such counsel in connection with the transactions contemplated under this Agreement and the other Loan Documents and instruments in connection herewith and therewith.

SECTION 4.3 The Administrative Agent shall have received an amendment fee (the "Amendment Fee") in the amount of $62,500, provided, however, that in the event that within seven Business Days of the date of this Agreement, the Borrower and the Administrative Agent enter into an agreement satisfactory to the Administrative Agent and the Borrower for the purchase of 50,000 options of the Borrower, then the Administrative Agent shall refund to the Borrower an amount equal to $25,000 of the Amendment Fee.

SECTION 4.4 The Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably request.

SECTION 5. MISCELLANEOUS

SECTION 5.1 The Borrower reaffirms and restates the representations and warranties set forth in Article III of the Credit Agreement (except as set forth in the revised financial model for the Borrower delivered to the Administrative Agent on July 18, 2002), after giving effect to the transactions contemplated herein, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date (unless expressly related to an earlier date). The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent that:

            (a) It has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

            (b) No consent of any other person (including, without limitation, shareholders or creditors of the Borrower), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Agreement;

            (c) This Agreement has been duly executed and delivered on behalf of the Borrower by a duly authorized officer, and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

            (d) The execution, delivery and performance of this Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of the Borrower.

SECTION 5.2 Except as herein expressly amended, the Credit Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 5.3 All references to the Credit Agreement in the Credit Agreement and the other Financing Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean the Credit Agreement as amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

SECTION 5.4 This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

SECTION 5.5 Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.6 THIS AGREEMENT, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

SECTION 5.7 The parties hereto shall, at any time and from time to time following the execution of this Agreement, execute and deliver all such further instruments and take all such further actions as may be reasonably necessary or appropriate in order to carry out the provisions of this Agreement.


                      [Remainder Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        WIRE ONE TECHNOLOGIES, INC., as Borrower


                                        By:_____________________________
                                           Name:
                                           Title:


                                        JPMORGAN CHASE BANK, as Administrative
                                        Agent and Lender


                                        By:_____________________________
                                        Name:
                                        Title: